UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2016

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

 (920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on August 10, 2016 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert W. Agnew	5,202,955	276,444	1,587,738
Robert B. Atwell	5,289,766	124,589	1,587,738
Michael E. Daniels	5,202,180	212,175	1,587,738
John N. Dykema	5,314,409	122,346	1,587,738
Terrence R. Fulwiler	5,088,672	325,683	1,587,738
Christopher Ghidorzi	5,332,625	81,730	1,587,738
Thomas L. Herlache	5,019,217	417,538	1,587,738
Louis J. “Rick” Jeanquart	5,183,975	230,380	1,587,738
Donald J. Long, Jr.	5,343,813	70,542	1,587,738
Susan L. Merkatoris	5,285,817	150,938	1,587,738
William D. Murphy	5,214,297	200,058	1,587,738
Randy J. Rose	5,324,005	90,350	1,587,738
Elyse Mollner Stackhouse	5,096,027	340,728	1,587,738
Robert J. Weyers	5,333,624	80,731	1,587,738

Proposal 2: Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ended December 31, 2016.

For	Against	Abstain	Broker Non-Votes
6,786,211	209,559	17,368	N/A

Proposal 3: Approve an amendment to the Nicolet 2011 Long Term Incentive Plan, increasing the number of common stock authorized and reserved for issuance from 500,000 to 1,500,000 shares.

For	Against	Abstain	Broker Non-Votes
4,418,195	922,861	84,344	1,587,738

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2016	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer